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DELOITTE &
   TOUCHE LLP
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                 50 Fremont Street                     Telephone: (415) 247-4000
                 San Francisco, California 94105-2230  Facsimile: (415) 247-4329






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-97578, 33-12653, 33-54959, and 33-60005 of Longs Drug Stores Corporation on Form S-8 of our report dated February 23, 1996, incorporated by reference in this Annual Report on Form 10-K of Longs Drug Stores Corporation for the year ended January 25, 1996.


/s/  Deloitte & Touche LLP


April 19, 1996


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DELOITTE TOUCHE
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INTERNATIONAL
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